
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan
Stanley Dean Witter Spectrum Global Balanced L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                  9-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               SEP-30-2000
<CASH>                                      53,837,727
<SECURITIES>                                         0
<RECEIVABLES>                                  753,372<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              53,991,271<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                53,991,271<F3>
<SALES>                                              0
<TOTAL-REVENUES>                           (1,033,838)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,476,847
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (3,510,685)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (3,510,685)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (3,510,685)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $474,643 and interest receivable of $278,729.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $527,878 and net option premiums of $(71,950).
<F3>Liabilities include redemptions payable of $843,497, accrued brokerage fees of $212,435, and accrued management fees of $57,727.
<F4>Total revenues include realized trading revenue of $(2,131,343), net change in unrealized of $(1,337,992) and interest income of $2,435,497.


